Exhibit 10.6
FIFTH AMENDMENT TO CREDIT AGREEMENT
     THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of June 28, 2006, is by and among MediaNews Group, Inc. (the “Borrower”), the guarantors identified on the signature pages hereto (the “Guarantors”), the Lenders parties hereto and Bank of America, N.A., and administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
RECITALS
     A. The Borrower, the Guarantors, the Lenders and the Administrative Agent entered into that certain Credit Agreement dated as of December 30, 2003, as amended pursuant to First Amendment to Credit Agreement dated as of January 20, 2004, as further amended pursuant to Second Amendment to Credit Agreement dated as of April 16, 2004, as further amended pursuant to Third Amendment to Credit Agreement dated as of August 30, 2004 and as further amended pursuant to Fourth Amendment to Credit Agreement dated as of September 8, 2005 (as previously amended, the “Existing Credit Agreement”). Capitalized terms used herein which are not defined herein and which are defined in the Existing Credit Agreement shall have the same meanings as therein defined.
     B. The Loan Parties have requested that certain provisions of the Existing Credit Agreement be amended; and
     C. The parties hereto have agreed to amend the Existing Credit Agreement as set forth herein.
     NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
     1. Amendments to Existing Credit Agreement. Effective upon satisfaction of the conditions precedent set forth in Section 2 below, the Existing Credit Agreement is hereby amended as follows:
     (A) The definition of “Operating Cash Flow” appearing in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows
     “Consolidated Operating Cash Flow” means, as of any date of determination with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, the following, with respect to the immediately preceding four fiscal quarters of the Borrower for which the Required Financial Information has been delivered: (A) revenues minus (B) the sum of (i) cost of sales, (ii) management fees, (iii) regularly scheduled payments in respect of the Denver Synthetic Lease and (iv) selling, general and administrative expenses (other than non-cash expenses accrued under employee compensation and stock ownership plans and post-retirement executive medical plans) for such period plus (C) dividends or other distributions received in cash from any Person (other than a JOA or the Salt Lake Printer Entity) not constituting a Restricted Subsidiary hereunder for such period plus (D) severance expenses for such period not to exceed (i) $250,000 for the fiscal quarter ended September 30, 2005, (ii) $135,000 for the fiscal quarter ended December 31, 2005, (iii) $135,000 for fiscal quarter ended March 31, 2006,

(iv) $1,335,000 for the fiscal quarter ended June 30, 2006 and (v) $500,000 for the fiscal quarter ended September 30, 2006.
     (B) The second paragraph of Section 4.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
     Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or Swap Contracts, (a) the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law, (b) the liability of Los Angeles Daily News pursuant to this Article IV shall be limited to the maximum amount permitted under the Greenco Option Agreement as in effect on the Closing Date and (c) prior to the time, if any, that the California Partnership, TNMP, MNG/Power One Media Holding Company, Inc., the Salt Lake JOA, Utah Media Partners, LLC or any of their respective Subsidiaries (including Persons which become Subsidiaries after the Closing Date pursuant to a Permitted Investment) becomes a Wholly Owned Subsidiary, such Person shall not be required to Guarantee all or any portion of the Obligations (or enter into a Pledge Agreement).
     (C) Section 8.19(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (a) Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period:

Period	Ratio
Closing Date through June 30, 2004	6.00 to 1.0
July 1, 2004 through June 30, 2005	5.75 to 1.0
July 1, 2005 through December 31, 2006	5.50 to 1.0
January 1, 2007 through June 30, 2007	5.25 to 1.0
July 1, 2007 through June 30, 2008	5.00 to 1.0
Thereafter	4.50 to 1.0
     (D) Section 8.21 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
     After the Closing Date, acquire any interest in, or enter into, any JOA (other than the New Salt Lake JOA and Utah Media Partners, LLC, interests in which need not be pledged pursuant to Section 7.04) or the Salt Lake Printer Entity unless (a) the Capital Stock thereof or other interests therein shall be pledged pursuant to the Collateral Documents or (b) the Capital Stock thereof or other interests therein shall be owned directly by a newly formed corporation or limited liability company that (i) shall have no assets other than its interest in such JOA or the Salt Lake Printer Entity, (ii) shall have no other liabilities other than its obligations as a Guarantor hereunder and as a holder of its interest in such JOA or the Salt Lake Printer Entity and (iii) shall have become a Guarantor pursuant to Section 7.04 and the Borrower and its Restricted Subsidiaries shall have granted a security interest in its interest in their Capital Stock in such newly formed corporation or limited liability company to the Administrative Agent, for the benefit of the Lenders, in each case, accordance with Section 7.08.
     2. Conditions Precedent. This Amendment shall become effective as of the date hereof upon satisfaction of the following conditions precedent:
     (A) Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Guarantors, and the Required Lenders.
     (B) Payment of Fees and Expenses. The Borrower shall have paid all fees required to be paid to BAS in connection with this Amendment and all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the date hereof.
     3. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, after giving effect to this Amendment, (a) the representations and warranties set forth in Article VI of the Existing Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date) and (b) no Default or Event of Default exists under the Existing Credit Agreement or any of the other Loan Documents.
     4. Reaffirmation of Obligations. Each Loan Party hereby ratifies the Existing Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Existing Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations. Without limiting the generality of the foregoing sentence, each of the Guarantors hereby (x) jointly and severally reaffirms and ratifies its guaranty of the Obligations pursuant to Article IV of the Existing Credit Agreement, and (y) jointly and severally reaffirms and ratifies all agreements set forth in such Collateral Documents securing such guaranty, all of which shall in all respects remain in full force and effect and shall continue to guarantee and secure any and all of the Obligations, whether now existing or hereafter arising, on the same terms and conditions as are now set forth in such Collateral Documents.
     5. References in Other Loan Documents. At such time as this Amendment shall become effective pursuant to the terms of Section 2 above, all references in the Loan Documents to the “Credit Agreement” shall be deemed to refer to the Existing Credit Agreement as amended by this Amendment.
     6. Counterparts/Telecopy. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Amendment may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.
     7. Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     8. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF the Borrower, the Guarantors and the Required Lenders have caused this Amendment to be duly executed on the date first above written.

BORROWER:	MEDIANEWS GROUP, INC.,
a Delaware corporation

	By:	/s/ Ronald A. Mayo

Name: Ronald A. Mayo
Title: Vice President and Chief Financial Officer

GUARANTORS:	ALASKA BROADCASTING COMPANY, INC.,
an Alaska corporation
CHARLESTON PUBLISHING COMPANY,
a Delaware corporation
CONNECTICUT NEWSPAPERS PUBLISHING COMPANY,
a Delaware corporation
THE DENVER POST CORPORATION,
a Delaware corporation
THE DETROIT NEWS, INC.,
a Michigan corporation
EASTERN COLORADO PRODUCTION FACILITIES, INC.,
a Delaware corporation
EASTERN COLORADO PUBLISHING COMPANY,
a Delaware corporation
FITCHBURG INTERNET MEDIA PUBLISHING COMPANY, INC.,
a Delaware corporation
GRAHAM NEWSPAPERS, INC.,
a Delaware corporation
KEARNS-TRIBUNE, LLC,
a Delaware limited liability company
LONG BEACH PUBLISHING COMPANY,
a Delaware corporation
LOS ANGELES DAILY NEWS PUBLISHING COMPANY,
a Delaware corporation
LOWELL INTERNET MEDIA PUBLISHING COMPANY, INC.,
a Delaware corporation
LOWELL PUBLISHING COMPANY,
a Delaware corporation

	By:	/s/ Ronald A. Mayo

Name: Ronald A. Mayo
Title: Vice President and Chief Financial Officer

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MEDIANEWS GROUP INTERACTIVE, INC.,
a Delaware corporation
MEDIANEWS SERVICES, INC.,
a Delaware corporation
NEW ENGLAND INTERNET MEDIA PUBLISHING, INC.,
a Delaware corporation
NEW ENGLAND NEWSPAPERS, INC.,
a Delaware corporation
TNP PUBLISHING LLC,
a Delaware limited liability company
NIMITZ PAPER COMPANY,
a Delaware corporation
NORTHWEST NEW MEXICO PUBLISHING COMPANY,
a Delaware corporation
RATE WATCH, INC.,
a Delaware corporation
UTAH MEDIA, INC.,
a Delaware corporation
WEST COAST MEDIANEWS LLC,
a Delaware limited liability company

By:	/s/ Ronald A. Mayo

Name: Ronald A. Mayo
Title: Vice President and Chief Financial Officer

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